Exhibit 99.1

Amplify Energy and Midstates Petroleum Announce Merger-of-Equals

HOUSTON, May 6, 2019—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify”) and Midstates Petroleum Company, Inc. (NYSE: MPO) (“Midstates”) announced today that they have entered into a definitive merger agreement pursuant to which Amplify will merge with a subsidiary of Midstates in an all-stock merger-of-equals. Under the terms of the merger agreement, Amplify stockholders will receive 0.933 shares of newly issued Midstates common stock for each Amplify share of common stock.  The merger is expected to close in the third quarter of 2019, at which time Amplify and Midstates stockholders will each own 50% of the outstanding shares of the combined company.

The combined company will be headquartered in Houston and trade on the NYSE under the ticker AMPY. Amplify’s President and Chief Executive Officer Ken Mariani will lead the combined company. The new Board of Directors will include members who currently serve on the Amplify and Midstates Boards. A detailed presentation describing the rationale and merits of the merger can be found at www.amplifyenergy.com or www.midstatespetroleum.com.

Transaction Highlights

•                  Achieves benefits of scale by combining two PDP-weighted independent producers

•                  Pro forma total enterprise value >$720 million and market capitalization >$430 million(1)

•                  Pro forma 4Q18 production of ~40 MBoe/d

•                  Pro forma 4Q18 Annualized Adjusted EBITDA of ~$241 million

•                  Strong balance sheet and liquidity that will allow for acceleration of capital return programs

•                  Low-decline assets expected to generate 2019E levered free cash flow of at least $65 million, which results in a top-tier pro forma free cash flow yield >15%(2)

•                  Maintains low-leverage with pro-forma leverage ratio of 1.2x(3)

•                  Expected annual G&A synergies of at least $20 million creates top-tier pro-forma G&A efficiency

•                  Combined company current enterprise value of $729 million before synergies is a significant discount to pro forma combined proved developed reserve value of $960 million (of which 95% is PDP) based on April 30, 2019 strip pricing

•                  Greater than 50% of Amplify and approximately 36% of Midstates’ stockholders have committed to vote their shares in favor of the merger, pursuant to support agreements entered into in connection with the merger agreement

(1)  As of May 3, 2019

(2)  2019E levered free cash flow yield = (2019E adjusted EBITDA — 2019E capital expenditures — 2019E interest expense) / market capitalization as of 5/3/19

(3)  Combined net debt as of March 31, 2019 divided by annualized fourth quarter 2018 EBITDA

Mr. Mariani stated, “Amplify and Midstates are both well positioned to generate significant free cash flow from proved developed producing assets, and we believe that stockholders of both companies will benefit from the reduced costs and enhanced scale achieved by this transaction.  The combined company’s strong balance sheet, liquidity and free cash flow create additional capacity to return capital to stockholders and support improved market performance.  In addition, we believe that there are significant benefits in continuing to increase scale in this market, and moving forward we intend to consider other opportunistic combinations and acquisitions that create value through cost synergies and free cash flow accretion.”

David Sambrooks, President and Chief Executive Officer of Midstates, stated “This merger-of-equals with Amplify is exactly the type of value maximizing transaction we hunted for when we announced our strategic review process earlier this year.  The stock-for-stock combination provides for substantial value enhancing synergies and the potential to accelerate additional capital returns moving forward, creating significant value for shareholders of both Midstates and Amplify.  Ken and the Amplify management team have a demonstrated focus on capital discipline and capital returns to stockholders, while operating safely and efficiently and are well suited to run the combined Company.”

Transaction Details

The merger agreement was unanimously approved by the participating directors of both boards.  The Midstates Board of Directors has recommended that the Midstates stockholders vote their shares in favor of the issuance of Midstates common stock to Amplify stockholders in connection with the merger and the Amplify Board of Directors has recommended that the Amplify stockholders vote their shares in favor of the merger.

The transaction is subject to the terms and conditions set forth in the merger agreement, including holders of a majority of Midstates stock present at the special meeting having voted in favor of the stock issuance, holders of a majority of Amplify stock having voted in favor of the merger, the waiting period under the U.S. Hart-Scott-Rodino Act having expired or been terminated early, the Midstates stock being issued to Amplify stockholders in connection with the merger being listed on the NYSE and other customary conditions. Amplify sought, and has received, a technical consent from the lenders in its existing credit facility permitting the consummation of the merger.

Advisors

Amplify’s financial advisor is UBS Investment Bank and its legal advisor is Kirkland & Ellis LLP. Midstates’ financial advisor is Houlihan Lokey Capital, Inc. and its legal advisor is Latham & Watkins LLP.

Conference Call/Webcast

Amplify and Midstates will conduct a conference call to discuss the proposed transaction on May 6, 2019 at 7:30 a.m. CT.  Interested parties are invited to participate in the conference call by dialing (833) 883-4379 (Conference ID: 6827856) at least 15 minutes prior to the start of the call.  A replay of the call will be available by phone at 855-859-2056 (Conference ID: 6827856) for a fourteen day period following the call.

About Amplify

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. Amplify’s operations are focused in the Rockies, offshore California, East Texas / North Louisiana and South Texas.  For more information, visit www.amplifyenergy.com.

About Midstates

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil- and liquids-rich basins in the onshore U.S. Midstates’ operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma. For more information, visit www.midstatespetroleum.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify and Midstates expect, believe or anticipate will or may occur in the future are forward-looking statements.  Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate.  Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, Midstates or the combined company, which may cause Amplify’s, Midstates’ or the combined company’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read Amplify’s and Midstates’ filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in both companies’ Annual Reports on Form 10-K, and if applicable, Quarterly Reports on Form 10-Q and Current Reports

on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  All forward-looking statements in this press release are qualified in their entirety by these cautionary statements.  Amplify and Midstates undertake no obligation and do not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Important Information for Investors and Stockholders

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

In connection with the proposed transaction between Amplify and Midstates, it is expected that Midstates will file with the SEC a registration statement on Form S-4 that will constitute a Proxy Statement and Prospectus of Midstates and that will also constitute an Information Statement of Amplify (the “Proxy Statement/Prospectus/Information Statement”). Amplify and Midstates plan to mail to their respective stockholders the definitive Proxy Statement/Prospectus/Information Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AMPLIFY AND MIDSTATES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMPLIFY, MIDSTATES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus/Information Statement (when available) and other documents filed with the SEC by Amplify and Midstates through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Amplify on Amplify’s website at www.amplifyenergy.com or by contacting Amplify’s Corporate Secretary. In addition, investors and security holders will be able to obtain free of charge copies of the documents filed with the SEC by Midstates on Midstates’ website at www.midstatespetroleum.com or by contacting Midstates’ Investor Relations.

Participants in the Merger Solicitation

Amplify, Midstates and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify and Midstates in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus/Information Statement described above when it is filed with the SEC. Additional information regarding Amplify’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 5, 2019.  Additional information regarding Midstates’ directors and executive officers is also included in Midstates’ Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, which was filed with the SEC on April 29, 2019. These documents are available free of charge as described above.

Contacts

Amplify Energy Corp.

Martyn Willsher — Chief Financial Officer

(713) 588-8346

martyn.willsher@amplifyenergy.com

Midstates Petroleum Company, Inc.

Jason McGlynn — Vice President - Strategic Planning, Investor Relations & Treasury

(918) 947-4614

jason.mcglynn@midstatespetroleum.com